UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2016

QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5775 Morehouse Drive

San Diego, California 92121

(Address of principal executive offices) (zip code)

(858) 587-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 27, 2016, Qualcomm River Holdings B.V. (“Buyer”), a private company with limited liability organized under the laws of The Netherlands and an indirect, wholly owned subsidiary of QUALCOMM Incorporated (“Qualcomm”), entered into a Purchase Agreement (the “Purchase Agreement”) with NXP Semiconductors N.V., a public limited liability company organized under the laws of The Netherlands (“NXP”).

Pursuant to the terms of the Purchase Agreement, and upon the terms and subject to the conditions thereof, Buyer will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding common shares, par value EUR 0.20 per share, of NXP (the “NXP Shares”) at a price of $110.00 per NXP Share, net to the seller in cash, without interest, but subject to any applicable withholding taxes (the “Offer Price”). The Offer will initially remain open until the later of (a) 21 business days from the commencement date of the Offer and (b) the date that is six business days after the date of the EGM (as defined below), and may be extended in accordance with the terms of the Purchase Agreement.

Buyer’s obligation to purchase NXP Shares validly tendered and not properly withdrawn pursuant to the Offer is subject to the satisfaction or waiver of various closing conditions, including (a) NXP Shares having been validly tendered and not validly withdrawn (excluding NXP Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee prior to the expiration of the Offer) that represent, together with the shares then owned by Buyer and its affiliates, at least 95% of the then-outstanding NXP Shares (the “Minimum Condition”); provided that (x) if River shareholders at an extraordinary general meeting (the “EGM”) to be held prior to the closing of the Offer (the “Offer Closing”), approve certain resolutions related to the Asset Sale and the Liquidation (each as defined below), the Minimum Condition will be reduced to 80% and (y) Buyer, with NXP’s prior written consent, can reduce the Minimum Condition to a percentage not less than 70%; (b) the expiration or termination of any waiting period (and extensions thereof) applicable to the Offer and the other transactions contemplated by the Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Council Regulation (EC) No. 139/2004 of the European Union, as amended, and the receipt of all other clearances or approvals under applicable antitrust laws (collectively, the “Required Antitrust Approvals”); (c) the absence of any applicable law or order of a governmental authority prohibiting the consummation of the Offer or the other transactions contemplated by the Purchase Agreement; (d) the accuracy of the representations and warranties of NXP contained in the Purchase Agreement (subject to certain materiality standards); (e) NXP’s material compliance with its covenants contained in the Purchase Agreement; (f) there not having been a material adverse effect on NXP following the execution of the Purchase Agreement; (g) the adoption of resolutions at the EGM providing for the appointment of Buyer designees to the board of directors of NXP (the “NXP Board”); and (h) the completion in all material respects of certain internal reorganization steps with respect to NXP and the disposition of certain non-core assets of NXP (the “Pre-Closing Reorganization”).

The Purchase Agreement provides, among other things, that following the Offer Closing, Buyer may effectuate a corporate reorganization of NXP and its subsidiaries (a “Post-Closing Reorganization”). If Buyer acquires less than 95% but at least 80% of the outstanding NXP Shares as of the Offer Closing (and the subsequent offering periods provided in the Purchase Agreement), the Post-Closing Reorganization will be undertaken by means of a sale of all of the assets of NXP to Buyer (the “Asset Sale”), followed promptly by a liquidation of NXP (the “Liquidation”). If Buyer acquires 95% or more of the outstanding NXP Shares as of the Offer Closing (and the subsequent offering periods provided in the Purchase Agreement), the Post-Closing Reorganization will be undertaken by means of the Asset Sale and, upon the closing of such Asset Sale, the commencement of a compulsory acquisition by Buyer of NXP Shares from any remaining minority NXP shareholders in accordance with Section 2:92a of the Dutch Civil Code (the “Compulsory Acquisition”). The Asset Sale and the Liquidation are subject to approval by NXP’s shareholders at the EGM. If Buyer commences the Liquidation, NXP will be dissolved in accordance with Section 2:19 of the Dutch Civil Code and all holders of NXP Shares who did not tender their NXP Shares in the Offer will receive, for each NXP Share then held, cash in an amount equal to the Offer Price (without interest, but subject to any applicable withholding taxes). If Buyer commences the Compulsory Acquisition, all holders of NXP Shares who did not tender their NXP Shares in the Offer will receive, for each NXP Share then held, cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals, which amount is expected to equal the Offer Price (along with interest accruing at the Dutch statutory interest rate from the date that Buyer acquires 95% of the outstanding NXP Shares until the date on which payment is made pursuant to the Compulsory Acquisition). It is expected that following the completion of the Offer and the Post-Closing Reorganization, NXP will no longer be a publicly traded company, the listing of the NXP Shares on the NASDAQ Stock Market (“NASDAQ”) will be terminated and the NXP Shares will be deregistered under the Exchange Act of 1934, as amended (the “Exchange Act”), resulting in the cessation of NXP’s reporting obligations with respect to the NXP Shares thereunder.

The Purchase Agreement provides for the following treatment of the equity awards of NXP upon the payment by Buyer for all NXP Shares tendered as of the Offer Closing:

At the Offer Closing, each outstanding award of restricted stock units in respect of NXP Shares that are subject to only time-based vesting (each, a “NXP RSU”) and restricted stock units in respect of NXP Shares that are subject, in whole or in part, to vesting based on the achievement of one or more performance goals (each, a “NXP PSU”), which are either vested or vest solely as a result of the completion of the transactions contemplated by the Purchase Agreement, will be canceled in exchange for an amount in cash (without interest and subject to required withholding) equal to the product of (x) the Offer Price multiplied by (y) the total number of NXP Shares subject to such NXP RSU or NXP PSU, as applicable.

At the Offer Closing, each outstanding award of unvested NXP RSUs will be converted into an equity award subject to the same terms and conditions (including vesting, acceleration, and forfeiture provisions) as immediately prior to the Offer Closing, with respect to a number of shares of common stock, par value $0.0001 per share, of Qualcomm (the “Qualcomm Shares”) (rounded down to the nearest whole share) equal to the product of (x) the total number of NXP Shares subject to such NXP RSU multiplied by (y) the Equity Award Adjustment Ratio. The “Equity Award Adjustment Ratio” is equal to (1) the Offer Price divided by (2) the average closing price of Qualcomm Shares on NASDAQ for the 20 consecutive trading days ending on the trading day immediately preceding the Offer Closing, rounded to the nearest one ten thousandth.

At the Offer Closing, each outstanding award of unvested NXP PSUs will be converted into an equity award subject to the same terms and conditions (including time-based vesting, acceleration, and forfeiture provisions) as immediately prior to the Offer Closing, with respect to a number of Qualcomm Shares (rounded down to the nearest whole share) equal to the product of (x) the total number of NXP Shares subject to such NXP PSU multiplied by (y) the Equity Award Adjustment Ratio. Any NXP PSUs that are so converted shall no longer be subject to any performance-based vesting conditions (but shall remain subject to any time- or service-based vesting conditions).

At the Offer Closing, each outstanding option granted by NXP to acquire NXP Shares (each, a “NXP Option”) that is either vested or vests solely as a result of the completion of the transactions contemplated by the Purchase Agreement will be canceled in exchange for an amount in cash (without interest, but subject to any applicable withholding taxes) equal to the product of (x) the excess, if any, of the Offer Price over the applicable per share exercise price of such NXP Option multiplied by (y) the number of NXP Shares subject to such NXP Option.

At the Offer Closing, each outstanding unvested NXP Option will be converted into an option to purchase, subject to the same terms and conditions (including vesting, acceleration, and forfeiture provisions) as immediately prior to the Offer Closing, a number of Qualcomm Shares (rounded down to the nearest whole share) equal to (a) the number of NXP Shares subject to such NXP Option multiplied by (b) the Equity Award Adjustment Ratio, with an exercise price per share (rounded up to the nearest whole cent) equal to (1) the per share exercise price of such NXP Option divided by (2) the Equity Award Adjustment Ratio.

The Purchase Agreement includes customary representations, warranties and covenants of Buyer and NXP. Until the earlier of the termination of the Purchase Agreement and the closing of the Offer, NXP has agreed to operate its business and the business of its subsidiaries in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Purchase Agreement. NXP has also agreed to cease all existing, and to not solicit or initiate, discussions with third parties regarding other proposals to acquire NXP. Subject to certain restrictions, NXP may take certain actions with respect to an unsolicited proposal. In addition, subject to the limitations set forth in the Purchase Agreement, Buyer and NXP have agreed to use their respective reasonable best efforts to obtain the Required Antitrust Approvals.

The Purchase Agreement contains certain termination rights, including (i) the right of either party to terminate the Purchase Agreement if the Offer is not consummated on or before October 27, 2017 (subject to certain extension rights), (ii) the right of NXP to terminate the Purchase Agreement to accept a superior proposal for an alternative acquisition transaction (where the receipt of such superior proposal was not proximately caused by a breach of NXP’s non-solicitation obligations and provided NXP complies with certain notice and other requirements under the Purchase Agreement, including the concurrent payment of the termination compensation discussed below) and (iii) the right of Buyer to terminate due to a change of recommendation by the NXP Board.

If the Purchase Agreement is terminated under certain circumstances, including termination by NXP to enter into a superior proposal for an alternative acquisition transaction or a termination following a change of recommendation by the NXP Board, NXP will be obligated to pay to Buyer termination compensation equal to $1,250,000,000 in cash. If the Purchase Agreement is terminated under certain circumstances involving the failure to obtain the Required Antitrust Approvals or the failure to complete the Pre-Closing Reorganization in all material respects, Buyer will be obligated to pay NXP termination compensation equal to $2,000,000,000 in cash.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Buyer and NXP. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in NXP’s or Qualcomm’s public disclosures.

Letter Agreement

Concurrently with the execution of the Purchase Agreement, Buyer and Qualcomm entered into a support letter agreement (the “Letter Agreement”), pursuant to which Qualcomm has agreed to take all actions necessary to ensure that Buyer performs, satisfies and discharges (a) all of its monetary and non-monetary obligations under and in accordance with the terms of the Purchase Agreement and (b) any of its debts or other obligations as they become due from and after the date of the Letter Agreement. Furthermore, Qualcomm has agreed, among other things, to (i) not permit Buyer to approve and adopt a plan of complete or partial liquidation, or initiate any dissolution, consolidation, recapitalization, bankruptcy or any suspension of payments under any applicable law affecting creditors’ rights generally and (ii) ensure that Buyer is at all times solvent under all applicable laws.

The foregoing description of the Letter Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 27, 2016, Qualcomm and NXP issued a joint press release announcing the execution of the Purchase Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1. In addition, on October 27, 2016, Qualcomm and NXP also held a conference call for analysts and investors that included a presentation containing supplemental information regarding the proposed transaction. A copy of the presentation is attached hereto as Exhibit 99.2.

The information under Item 7.01 in this Form 8-K and in Exhibits 99.1 and 99.2 shall be deemed “furnished” and not “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document. The information under Item 7.01 in this Form 8-K shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Purchase Agreement, dated as of October 27, 2016, by and between Qualcomm River Holdings B.V. and NXP Semiconductors N.V.*

10.1	Letter Agreement, dated as of October 27, 2016, by and between QUALCOMM Incorporated and Qualcomm River Holdings B.V.

99.1	Joint Press Release of QUALCOMM Incorporated and NXP Semiconductors N.V., dated October 27, 2016

99.2	Investor Presentation, dated October 27, 2016

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. Qualcomm agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

Additional Information and Where to Find It

The tender offer described herein has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common shares of NXP or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Buyer, and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by NXP. The offer to purchase common shares of NXP will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS OF NXP ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer that will be named in the tender offer statement on Schedule TO.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to Qualcomm, Buyer or NXP are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties concerning the parties’ ability to complete the tender offer and close the proposed transaction, the expected closing date of the transaction, the financing of the transaction, the anticipated benefits and synergies of the transaction, anticipated future combined businesses, operations, products and services, and liquidity, debt repayment and capital return expectations. Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, among others, the outcome of regulatory reviews of the proposed transaction; the ability of the parties to complete the transaction; the ability of Qualcomm to successfully integrate NXP’s businesses, operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; the ability of the parties to retain their customers and suppliers; the ability of the parties to minimize the diversion of their managements’ attention from ongoing business matters; Qualcomm’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing; and other risks detailed in Qualcomm’s and NXP’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K and NXP’s most recent Annual Report on Form 20-F and in any subsequent reports on Form 6-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com, and SEC filings for NXP are available in the Investor Relations section of NXP’s website at www.nxp.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2016

QUALCOMM INCORPORATED

By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, dated as of October 27, 2016, by and between Qualcomm River Holdings B.V. and NXP Semiconductors N.V.*

10.1	Letter Agreement, dated as of October 27, 2016, by and between QUALCOMM Incorporated and Qualcomm River Holdings B.V.

99.1	Joint Press Release of QUALCOMM Incorporated and NXP Semiconductors N.V., dated October 27, 2016

99.2	Investor Presentation, dated October 27, 2016

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. Qualcomm agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.